Exhibit 99.1

Rekor Systems Reports Third Quarter 2024 Financial Results

Company commences implementation of Rekor Discover™ in Florida after receiving FDOT-approved product list certification

Highlights

●	Q3 2024 gross revenue increased 16% to $10.5 million compared to $9.1 million in Q3 2023
●	Q3 recurring revenue increased 14% to $5.5 million compared to $4.8 million
●	Rekor Discover™ now on the Florida DOT Approved Product List, and deployments commenced
●	Our CEO, David Desharnais, was inducted into the ITS America Board

COLUMBIA, MD – November 14, 2024 - Rekor Systems, Inc. (NASDAQ: REKR) ("Rekor" or the "Company"), a leader in developing and implementing advanced roadway intelligence technology, today announced its financial results for the quarter ending September 30, 2024.

Rekor Discover™ was recently added to the Florida DOT’s Approved Product List and is now beginning implementation across all Florida DOT districts simultaneously. In October, we amended the Pre-Paid advance Agreement with an affiliate of Yorkville Global Advisors, LP and eliminated the option for additional advances to the Company of $20 million. Below are some highlights of the Company's other achievements during the quarter:

●

Rekor Highlighted by Texas DOT: The Texas Department of Transportation presented the Rekor Command™ solution to the Texas House Legislature as a model for the future of roadway management. Rekor's deployment and its successful outcomes were also showcased in a recent video featuring testimonials from the department's senior leaders.

●

New York Moves to Procurement: The New York State Department of Transportation has advanced Rekor Discover™ from the proof-of-concept stage to the procurement phase. This initial implementation establishes a foundation for Rekor to collaborate with various engineering and construction firms, inviting bids for numerous data collection sites across the state.

●

New Mexico Selects Rekor for AI Count Class and Speed: In New Mexico, Rekor Discover™ has been selected to replace the side-firing radars on major roadwork along I-25. This decision highlights Rekor's ability to enhance roadside intelligence and monitor critical infrastructure as part of New Mexico’s $200 million improvement initiative.

●

Partnership with Goldwings Establishes Hawaiian Presence: Rekor Discover™ is now available to the communities in Hawaii with high demand for roadway intelligence through a new partnership with Goldwings.

●

Nvidia Case Study: NVIDIA recently published a case study highlighting Rekor's integration of its comprehensive accelerated computing platform for roadway intelligence. By leveraging NVIDIA's AI technologies, Rekor is advancing new generative AI applications, including enhanced internal data annotation, streamlined workflows, and more effective calibration and configuration of systems.

"Our third quarter financial results reflect the delays in revenue realization we recently experienced due to the variability we've previously noted in servicing government customers. Consequently, we are aggressively optimizing our cost structure and accelerating our path to achieve positive cash flow in 2025. To stay resilient in this environment, we’ve taken the necessary steps to adjust to the unpredictability of government procurement timelines and trim our expenses. This expense realignment has been designed to achieve an annual reduction in costs of up to $15 million.," said Eyal Hen, CFO of Rekor. "Concurrent with this optimization program, we eliminated the option to tap additional advances of $20 million under our agreement with Yorkville Advisors. This reflects our confidence in our forward outlook, growing operating momentum, and commitment to protecting shareholder value. As our actions have been targeted to support near-term revenue generation, we continue to look forward to delivering strong future growth in the coming quarters."

Our President and CEO, David Desharnais, was recently appointed to the Board of ITS America. “I am truly honored to be inducted into the ITS America Board of Directors and to join forces with visionary leaders from both the public and private sectors to shape the future of transportation,” said Mr. Desharnais. “ITS America is leading the way in transforming the movement of people and goods, championing innovation, and advancing intelligent transportation systems to build safer, more resilient, and connected communities. I look forward to contributing to this bold mission and helping to accelerate the adoption of groundbreaking solutions that will shape the future of our transportation infrastructure."

Three and Nine Months Ended September 30, 2024 Financial Results

This section highlights the changes for the three and nine months ended September 30, 2024, compared to the three and nine months ended September 30, 2023.

Revenues

	Three Months Ended September 30,		Change		Nine Months Ended September 30,		Change
(Dollars in thousands)	2024	2023	$	%	2024	2023	$	%
Revenue	$10,546	$9,119	$1,427	16%	$32,751	$23,867	$8,884	37%

The increase in revenue for the three and nine months ended September 30, 2024, compared to the three and nine months ended September 30, 2023, was primarily attributable to our Urban Mobility revenue stream which consists of revenue derived from roadway data aggregation activities. During the three and nine months ended September 30, 2024, revenue attributable to ATD was $1,723,000 and $7,428,000, respectively, and is included as part of the Urban Mobility revenue stream.

Cost of Revenue, excluding Depreciation and Amortization

	Three Months Ended September 30,		Change		Nine Months Ended September 30,		Change
(Dollars in thousands)	2024	2023	$	%	2024	2023	$	%
Cost of revenue, excluding depreciation and amortization	$5,903	$4,320	$1,583	37%	$16,964	$11,319	$5,645	50%

For the three and nine months that ended September 30, 2024, the cost of revenue, excluding depreciation and amortization, increased compared to the corresponding prior periods primarily due to an increase in personnel and other direct costs, such as hardware, that were incurred to support our increase in revenue. Additionally, during the three and nine months ended September 30, 2024, $809,000 and $2,608,000 of the increase was related to our acquisition of ATD.

Loss from Operations

	Three Months Ended September 30,		Change		Nine Months Ended September 30,		Change
(Dollars in thousands)	2024	2023	$	%	2024	2023	$	%
Loss from operations	$(12,854)	$(9,803)	$(3,051)	31%	$(35,845)	$(32,770)	$(3,075)	9%

Loss from operations for the three and nine months ended September 30, 2024, compared to the three and nine months ended September 30, 2023, increased primarily due to additional costs of ATD including the additional depreciation and amortization of intangible assets associated with the acquisition.

Additional Key Performance Indicators and Non-GAAP Measures

Performance Obligations

As of September 30, 2024, the Company had approximately $23,613,000 in remaining performance obligations not yet satisfied or partially satisfied. This is a decrease of approximately 11%, down from $26,390,000 of remaining performance obligations as of December 31, 2023. Total performance obligations have decreased over time as the contract term of certain of the Company's large long-term contracts begin to near.

Adjusted Gross Profit and Adjusted Gross Margin

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(Dollars in thousands, except percentages)		(Dollars in thousands, except percentages)
Revenue	$10,546	$9,119	$32,751	$23,867
Cost of revenue, excluding depreciation and amortization	5,903	4,320	16,964	11,319
Adjusted Gross Profit	$4,643	$4,799	$15,787	$12,548
Adjusted Gross Margin	44.0%	52.6%	48.2%	52.6%

Adjusted Gross Margin for the three and nine months ended September 30, 2024, decreased compared to the three and nine months ended September 30, 2023. The fluctuation in Adjusted Gross Margin is typically correlated to the mix of hardware and software sales as well as service-type work. Typically, our software sales carry a higher Adjusted Gross Margin.

EBITDA and Adjusted EBITDA

The Company calculates EBITDA as net loss before interest, taxes, depreciation, and amortization. The Company calculates Adjusted EBITDA as net loss before interest, taxes, depreciation, and amortization, adjusted for (i) impairment of intangible assets, (ii) loss on extinguishment of debt, (iii) stock-based compensation, (iv) losses or gains on sales of subsidiaries, and (v) other unusual or non-recurring items. EBITDA and Adjusted EBITDA are not measurements of financial performance or liquidity under accounting principles generally accepted in the U.S. ("U.S. GAAP") and should not be considered as an alternative to net earnings or cash flow from operating activities as indicators of our operating performance or as a measure of liquidity or any other measures of performance derived in accordance with U.S. GAAP. EBITDA and Adjusted EBITDA are presented because we believe they are frequently used by securities analysts, investors, and other interested parties in the evaluation of a company's ability to service and/or incur debt. However, other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than we do.

The following table sets forth the components of the EBITDA and Adjusted EBITDA for the periods included (dollars in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net loss	$(12,646)	$(10,566)	$(41,055)	$(34,361)
Interest	496	906	2,094	2,576
Depreciation and amortization	2,399	1,963	7,075	5,925
EBITDA	$(9,751)	$(7,697)	$(31,886)	$(25,860)

Share-based compensation	$1,148	$1,081	$3,430	$3,237
Loss (gain) on extinguishment of debt	-	-	4,693	(527)
Loss on offering costs - Prepaid Advance	888	-	888	-
Gain on the sale of Global Public Safety	(1,500)	-	(1,500)	-
Adjusted EBITDA	$(9,215)	$(6,616)	$(24,375)	$(23,150)

Rekor has scheduled a conference call to discuss the third quarter 2024 results on Thursday, November 14, 2024, at 4:30 P.M. (Eastern).

Any person interested in participating in the call should please dial in approximately 10 minutes prior to the start of the call using the following information:

North America: 877-407-8037/ 201-689-8037

International:

Click here for participant International Toll-Free access numbers

Webcast : https://event.choruscall.com/mediaframe/webcast.html?webcastid=pzPTSDpm

REPLAY INFORMATION

A replay will be made available online approximately two hours following the live call for a period of two weeks. To access the replay, use the following numbers:

Replay Dial-In: 877-660-6853 / 201-612-7415

Access ID: 13748129

An archived webcast will also be available to replay this conference call directly from the Company's website under Investors, Events & Presentations.

About Rekor Systems, Inc.

Rekor Systems, Inc. (NASDAQ: REKR) is a leader in developing and implementing state-of-the-art roadway intelligence systems using AI-enabled computer vision and machine learning. As a pioneer in the implementation of digital infrastructure, Rekor is collecting, connecting, and organizing the world's mobility data – laying the foundation for a digitally-enabled operating system for the roadway. With our Rekor One® Roadway Intelligence Engine at the core of our technology, we aggregate and transform trillions of data points into intelligence through proprietary computer vision, machine learning, and big data analytics that power our platforms and applications. Our solutions provide actionable insights that give governments and businesses a comprehensive picture of roadways while providing a collaborative environment that drives the world to be safer, greener, and more efficient. To learn more, please visit our website: https://rekor.ai, and follow Rekor on social media on LinkedIn, X (formerly Twitter), Threads, and Facebook.

Forward-Looking Statements

This press release and its links and attachments contain statements concerning Rekor Systems, Inc. and its future expectations, plans, and prospects that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the impact of Rekor's core suite of AI-powered technology and the size and shape of the global market for ALPR systems. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," or "continue," by the negative of these terms or by other similar expressions. You are cautioned that such statements are subject to many risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual circumstances, events or results may differ materially from those projected in the forward-looking statements, particularly as a result of various risks and other factors identified in our filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management's assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events, or otherwise.

Company Contact:

Rekor Systems, Inc.

Eyal Hen

Chief Financial Officer

Phone: +1 (443) 545-7260

ehen@rekor.ai

Media & Investor Relations Contact:

Rekor Systems, Inc.

Charles Degliomini
ir@rekor.ai

REKOR SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share data)

	September 30, 2024	December 31, 2023
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$10,602	$15,385
Restricted cash	365	328
Accounts receivable, net	6,728	4,955
Inventory	3,944	3,058
Note receivable, current portion	340	340
Other current assets	1,238	1,270
Total current assets	23,217	25,336
Long-term assets
Property and equipment, net	12,693	13,188
Right-of-use operating lease assets, net	9,283	9,584
Right-of-use financing lease assets, net	2,494	1,989
Goodwill	24,313	20,593
Intangible assets, net	25,830	17,239
Note receivable, long-term	227	482
Deposits	3,138	3,740
Total long-term assets	77,978	66,815
Total assets	$101,195	$92,151
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	5,773	5,139
Notes payable, current portion	1,000	1,000
Loan payable, current portion	78	75
Prepaid Advance liability, at fair value	11,621	-
Lease liability operating, short-term	1,914	1,261
Lease liability financing, short-term	855	547
Contract liabilities	3,200	3,604
Liability for ATD Holdback Shares, at fair value	698	-
Other current liabilities	5,467	5,610
Total current liabilities	30,606	17,236
Long-term Liabilities
Notes payable, long-term	-	1,000
2023 Promissory Notes, net of debt discount of $0 and $1,012, respectively	-	2,988
2023 Promissory Notes - related party, net of debt discount of $0 and $2,149, respectively	-	6,351
Series A Prime Revenue Sharing Notes, net of debt discount of $296 and $447, respectively	9,704	9,553
Series A Prime Revenue Sharing Notes - related party, net of debt discount of $148 and $223, respectively	4,852	4,777
Loan payable, long-term	214	273
Lease liability operating, long-term	12,486	13,445
Lease liability financing, long-term	1,151	1,057
Contract liabilities, long-term	1,196	1,449
Deferred tax liability	65	65
Other non-current liabilities	587	587
Total long-term liabilities	30,255	41,545
Total liabilities	60,861	58,781
Commitments and contingencies (Note 8)
Stockholders' equity
Preferred stock, $0.0001 par value, 2,000,000 authorized, 505,000 shares designated as Series A and 240,861 shares designated as Series B as of September 30, 2024 and December 31, 2023, respectively. No preferred stock was issued or outstanding as of September 30, 2024 or December 31, 2023, respectively.	-	-
Common stock, $0.0001 par value; 300,000,000 authorized shares; 91,114,540 and 69,273,334 shares issued as of September 30, 2024 and December 31, 2023, respectively; 90,955,020 and 69,176,826 shares outstanding as of September 30, 2024 and December 31, 2023, respectively.	9	7
Treasury stock, 159,520 and 96,508 shares as of September 30, 2024 and December 31, 2023, respectively.	(711)	(522)
Additional paid-in capital	280,774	232,568
Accumulated deficit	(239,738)	(198,683)
Total stockholders’ equity	40,334	33,370
Total liabilities and stockholders’ equity	$101,195	$92,151

REKOR SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue	$10,546	$9,119	$32,751	$23,867
Cost of revenue, excluding depreciation and amortization	5,903	4,320	16,964	11,319

Operating expenses:
General and administrative expenses	8,637	6,871	23,669	19,941
Selling and marketing expenses	1,721	1,498	6,156	5,441
Research and development expenses	4,740	4,270	14,732	14,011
Depreciation and amortization	2,399	1,963	7,075	5,925
Total operating expenses	17,497	14,602	51,632	45,318

Loss from operations	(12,854)	(9,803)	(35,845)	(32,770)
Other income (expense):
(Loss) gain on extinguishment of debt	-	-	(4,693)	527
Interest expense, net	(496)	(906)	(2,094)	(2,576)
Gain on remeasurement of ATD Holdback Shares	192	-	937	-
Loss on offering costs - Prepaid Advance	(888)	-	(888)	-
Gain on the sale of Global Public Safety	1,500	-	1,500	-
Other (expense) income	(100)	143	28	458
Total other income (expense)	208	(763)	(5,210)	(1,591)
Net loss	$(12,646)	$(10,566)	$(41,055)	$(34,361)
Loss per common share	$(0.14)	$(0.16)	$(0.49)	$(0.56)
Weighted average shares outstanding
Basic and diluted	89,285,197	66,671,622	84,397,568	61,125,035